NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS SECOND QUARTER 2019 RESULTS

•	$333.3 million in sales, up 7.1 percent, compared to $311.2 million in sales in Q2 2018

•	Net income of $13.4 million versus $11.5 million compared to Q2 2018

•	GAAP diluted EPS of $0.73, compared to $0.63 in Q2 2018

•	$28.7 million in earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Houston, TX – August 6, 2019 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the second quarter ended June 30, 2019. The following are results for the three and six months ended June 30, 2019, compared to the three and six months ended June 30, 2018. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

For the six months ended June 30, 2019, sales were $644.5 million, up 7.9 percent over the same period in 2018. EBITDA is up 11.8 percent to $49.8 million for the six month period, compared to the same six month period in 2018 (adjusting for the one-time gain associated with selling a corporate facility).

Second Quarter 2019 financial highlights:

•	Sales increased 7.1 percent to $333.3 million, compared to $311.2 million for the second quarter of 2018.

•	Earnings per diluted share for the second quarter was $0.73 based upon 18.4 million diluted shares, compared to $0.63 per share in the second quarter of 2018.

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter was $28.7 million compared to $28.0 million for the second quarter of 2018, an increase of 2.7 percent. Adjusting for the one-time gain associated with selling a corporate facility, EBITDA increased 7.8 percent.

•	EBITDA as a percentage of sales was 8.6 percent for the second quarter of 2019 and 2018, respectively.

David R. Little, Chairman and CEO, commented, “We are pleased with our year-over-year and sequential sales growth and continual improvement in gross profit margins. Underlying demand in our end markets is consistent and continues to perform plus we continue to take market share. DXP's second quarter 2019 sales were $333.3 million, or a 7.1 percent increase over the second quarter of 2018. EBITDA grew 7.8 percent. During the second quarter of 2019, sales were $200.0 million for Service Centers, $81.0 million for Innovative Pumping Solutions and $52.3 million for Supply Chain Services. Business segment operating income increased 11.1 percent year-over-year and increased 30.7 percent sequentially. Overall, we are very pleased with the progress DXP is making. We maintained margin performance, improved cash flow and we are taking market share. We continue to invest in our growth strategies and focus on growing the top-line and bottom-line at the same time."

Kent Yee, CFO, commented, “For the second quarter, we are pleased that we achieved diluted EPS of $0.73, with 15.9 percent year-over-year growth and EBITDA of $28.7 million. Our gross margins showed improvement with the DXP team looking to drive further consistency, improving 25 basis points year-over-year and 54 basis points sequentially. Total debt outstanding as of June 30, 2019 was $247.0 million. DXP's secured leverage ratio or net debt to EBITDA was 2.2:1.0. Our push for profitable growth combined with disciplined execution, continues to position DXP well for the future."

We will host a conference call regarding 2019 second quarter results on the Company’s website (www.dxpe.com) Tuesday, August 6, 2019 at 4 pm CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The on-line archived replay will be available immediately after the conference call at www.dxpe.com.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA and free cash flow referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Sales	$333,318	$311,227	$644,543	$597,163
Cost of sales	241,331	226,111	468,356	435,602
Gross profit	91,987	85,116	176,187	161,561
Selling, general and administrative expenses	69,140	65,056	138,524	130,352
Operating income	22,847	20,060	37,663	31,209
Other expense (income), net	185	(1,416)	152	(1,438)
Interest expense	4,885	6,137	9,925	11,178
Income before income taxes	17,777	15,339	27,586	21,469
Provision for income taxes	4,427	3,776	7,049	5,412
Net income	13,350	11,563	20,537	16,057
Net (loss) income attributable to NCI*	(109)	1	(213)	(56)
Net income attributable to DXP Enterprises, Inc.	13,459	11,562	20,750	16,113
Preferred stock dividend	22	22	45	45
Net income attributable to common shareholders	$13,437	$11,540	$20,705	$16,068

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.73	$0.63	$1.13	$0.88

Weighted average common shares and common equivalent shares outstanding	18,436	18,398	18,421	18,378

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•	Service Centers’ revenue for the second quarter was $200.0 million, an increase of 3.3 percent year-over-year with a 11.6 percent operating income margin.

•	Innovative Pumping Solutions’ revenue for the second quarter was $81.0 million, an increase of 9.1 percent year-over-year with a 14.8 percent operating income margin.

•	Supply Chain Services’ revenue for the second quarter was $52.3 million, an increase of 20.6 percent year-over-year with an 7.2 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Sales	2019	2018	2019	2018
Service Centers	$199,978	$193,576	$386,157	$368,937
Innovative Pumping Solutions	81,028	74,257	155,751	141,899
Supply Chain Services	52,312	43,394	102,635	86,327
Total DXP Sales	$333,318	$311,227	$644,543	$597,163

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Income	2019	2018	2019	2018
Service Centers	$23,230	$21,933	$42,210	$37,762
Innovative Pumping Solutions	12,028	8,956	18,827	15,338
Supply Chain Services	3,784	4,255	7,870	8,309
Total segments operating income	$39,042	$35,144	$68,907	$61,409

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating income for reportable segments	$39,042	$35,144	$68,907	$61,409
Adjustment for:
Amortization of intangibles	3,803	4,119	7,617	8,477
Corporate expenses	12,392	10,965	23,627	21,723
Total operating income	$22,847	$20,060	$37,663	$31,209
Interest expense	4,885	6,137	9,925	11,178
Other income, net	185	(1,416)	152	(1,438)
Income before income taxes	$17,777	$15,339	$27,586	$21,469

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$13,350	$11,563	$20,537	$16,057
Plus: income tax expense	4,427	3,776	7,049	5,412
Plus: interest expense	4,885	6,137	9,925	11,178
Plus: depreciation and amortization	6,065	6,491	12,271	13,205
EBITDA	$28,727	$27,967	$49,782	$45,852

Plus: NCI (loss) income before tax	(145)	1	283	(56)
Plus: stock compensation expense	524	761	1,029	1,497
Adjusted EBITDA	$29,106	$28,729	$51,094	$47,293

* NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

	As of
	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$25,429	$40,304
Restricted cash	124	215
Accounts receivable, net of allowances for doubtful accounts	210,257	191,829
Inventories	128,012	114,830
Costs and estimated profits in excess of billings	35,484	32,514
Prepaid expenses and other current assets	4,729	4,938
Federal income taxes receivable	593	960
Total current assets	$404,628	$385,590
Property and equipment, net	55,534	51,330
Goodwill	194,052	194,052
Other intangible assets, net of accumulated amortization	59,953	67,207
Operating lease right-of-use assets	69,094	—
Other long-term assets	3,346	1,783
Total assets	$786,607	$699,962

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,420	$3,407
Trade accounts payable	89,293	87,407
Accrued wages and benefits	20,772	21,275
Customer advances	5,077	3,223
Billings in excess of costs and estimated profits	5,968	10,696
Current-portion operating lease liabilities	17,887	—
Other current liabilities	15,904	17,269
Total current liabilities	$158,321	$143,277
Long-term debt, less unamortized debt issuance costs	236,202	236,979
Long-term operating lease liabilities	51,188	—
Other long-term liabilities	1,024	2,819
Deferred income taxes	9,662	8,633
Total long-term liabilities	$298,076	$248,431
Total Liabilities	$456,397	$391,708
Equity:
Total DXP Enterprises, Inc. equity	329,017	306,848
Non-controlling interest	1,193	1,406
Total Equity	$330,210	$308,254
Total liabilities and equity	$786,607	$699,962

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net cash from (used in) operating activities	$1,850	$(6,175)	$(3,460)	$(6,983)
Less: purchases of equipment	(6,272)	(4,725)	(8,584)	(5,516)
Plus: proceeds from sales of assets	5	2,700	34	2,700

Free cash flow	$(4,417)	$(8,200)	$(12,010)	$(9,799)